EXHIBIT 10.39

                                    AGREEMENT


     THIS  AGREEMENT,  made this ___ day of December,  2001 by and between Derma
Sciences, Inc., a business corporation organized under the laws of the Commonwealth of Pennsylvania ("Employer") and John T. Borthwick ("Employee").

     WHEREAS, Employee is currently employed by Employer as its Vice President for Sales pursuant to that certain agreement dated January ___, 2001 ("2001 Agreement");

     WHEREAS, the parties desire to amend and restate the 2001 Agreement;

     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants herein contained, hereby agree as follows:

     1. Amendment and Restatement. Saving and excepting the amendment and cancellation of prior employment agreements pursuant to paragraph 2, the grant of stock options pursuant to paragraph 3 and the note cancellation pursuant to paragraph 8 of the 2001 Agreement, the 2001 Agreement is hereby amended and restated in its entirety.

     2. Employment. Employer hereby employs Employee, and Employee agrees to be employed by Employer, as Employer's Vice President for Sales upon the terms and conditions hereinbelow set forth. Employee shall perform such duties and assume such responsibilities as may be determined by the President and Chief Executive Officer of Employer.

     3. Time and Efforts. Employee will devote substantially all of his business time and efforts to his duties hereunder.

     4. Compensation. During the Term hereof Employer shall pay compensation to Employee as follows:

          (a) Base compensation at the rate of One Hundred Ten Thousand Dollars ($110,000) per year; and


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          (b) Bonus,  stock options and/or such other incentive  compensation as may be determined by Employer's President and Chief Executive Officer.

     Reviews by the President and Chief Executive Officer of Employee's base compensation and incentive compensation shall be undertaken not less often than annually. The principal criteria utilized in the conduct of such reviews shall be the extent to which Employer attains its performance objectives and the extent of Employee's contributions thereto, together with such other criteria as the President and Chief Executive Officer may establish.

     5. Vacation. During the term hereof, Employee shall be entitled to paid vacation of three (3) weeks per year.

     6. Term. This Agreement shall be effective as of January 1, 2001 and shall continue indefinitely until terminated as provided herein. Subject to the requirements of paragraph 7 herein below, either party hereto may terminate this Agreement upon thirty (30) days written notice of such termination to the other party.

     7. Severance. Upon termination of this Agreement by Employer "without cause," Employer shall pay to Employee severance compensation in the amount of six months' base compensation at the rate most recently in effect pursuant to paragraph 4(a) hereof.

     8. Change in Control. Within six months of the occurrence of a "change in control" of Employer (defined below), Employee may, in the event his duties, responsibilities or status have been diminished subsequent to such change in control, tender his resignation from Employer and receive severance compensation as provided in paragraph 7 above to the same extent as if Employer terminated this Agreement "without cause." For purposes of this paragraph, a "change in control" shall mean a change in

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ownership  of stock  possessing  greater than fifty  percent  (50%) of the total combined voting power of all classes of stock entitled to vote of Employer.

     9. Confidential Information. Employee recognizes and acknowledges that he has had, and will have, access to certain confidential information of Employer and that such information constitutes valuable, special and unique property of Employer. Employee will not, during or after the term of his employment, disclose any of such confidential information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever unless ordered to do so by a court or other tribunal or government agency with jurisdiction over the subject matter and Employee. In the event of a breach or threatened breach by Employee of the provisions of this paragraph, Employer shall be entitled to an injunction restraining Employee from disclosing confidential information of Employer or from rendering any services to any person, firm, corporation, association or other entity to whom such confidential information has been disclosed or is threatened to be disclosed.

     10. Option Exercise Extension. In the event either that Employer terminates this Agreement "without cause" or Employee tenders his resignation upon a "change in control," then the period to exercise any option to purchase the securities of Employer of which Employee may be possessed shall be extended to the expiration thereof as set forth in the option instrument.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without reference to its rules as to conflicts of law) and the federal law of the United States of America.

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     12. Entire Agreement.  This agreement contains the entire  understanding of the parties relative to the subject matter hereof and may be modified only by a writing signed by the party against whom enforcement of any waiver, change, extension or modification is sought to be enforced.

     IN WITNESS WHEREOF, this Agreement has been executed by Employee and Employer on the date first hereinabove written.

                                  EMPLOYER:

                                  DERMA SCIENCES, INC.



                                  By:
                                     ------------------------------------------
                                      Edward J. Quilty
                                      President and Chief Executive Officer


                                  EMPLOYEE:



                                  -----------------------------------
                                  John T. Borthwick



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